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                                                                     Exhibit 4.3


                                   ECOGEN INC.
                                STOCK OPTION PLAN
                                  October, 1987

1.    Purpose.

            The purpose of this plan (the "Plan") is to secure for ECOGEN INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by directors and key employees of the Company and its parent and subsidiary corporation, if any, who are expected to contribute to the Company's future growth and success.

2.    Types of Options and Administration.

      (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options which are not intended to meet the requirements of Code Section 422A.

      (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except as provided in subsection 2(c) below, the Board of Directors may in its sole discretion grant options to purchase shares of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, to advance the lapse of any waiting or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole final judge of such expediency. No director shall be liable for any action or determination taken or made under or with respect to the Plan or any option in good faith. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

      (c) Grant of Options to Directors. Options may be granted to directors of the Company, and the terms and provisions of such options may be determined, only by the Committee and only if the Committee consists entirely of persons who have not been eligible to participate in the Plan at any time within one year prior to their appointment to the Committee.
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3.    Eligibility.

            Options shall be granted only to persons who are, at the time of grant, officers, employees or directors (provided, in the case of Incentive Stock Options, such directors or officers are then also employees) of the Company or of any Parent Corporation or Subsidiary (as defined in Section 18 hereof). Directors who are members of the Committee or who have waived their right to receive options shall be ineligible to receive options under this Plan. No person shall be granted any Incentive Stock Option under the plan who, at the time such option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary, unless the requirements of paragraph (b) of Section 11 are satisfied. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Director shall so determine.

4.    Stock Subject to Plan.

            Subject to adjustment as provided in Section 14 and 15 below, the maximum number of shares of Commons Stock of the Company which may be issued and sold under the Plan is 750,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

5.    Forms of Options Agreements.

            As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement, substantially in the form of Exhibit A to the Plan (in the case of Incentive Stock Options) or Exhibit B to the Plan (in the case of non-statutory options) or in such other form not inconsistent with the Plan as shall be specified by the Board of Directors at the time such option is authorized to be granted.

6.    Purchase Price

            The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors on the date such option is authorized to be granted, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the grant of such option, or less than 110% of such fair market value in the case of options described in paragraph (b) of Section 11. Payment of the exercise price of an option shall be in cash or, in the sole discretion of the Board of Directors, in capital stock of the Company, by purchase money


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note bearing interest at a rate and coming due in installments determined by the
Board of Directors at the time the option is granted, or by any other lawful means.

7.    Option Period.

            Each option and all rights thereunder shall be expressed to expire on such date as the Board of Directors shall determine on the date such option is authorized to be granted, but in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (b) of Section 11), and shall be subject to earlier termination as provided in the Plan.

8.    Exercise of Options.

            Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of ten years from the date of grant (or five years in the case of options described in paragraph (b) of Section 11).

9.    Nontransferability of Options.

            No option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the option shall be exercisable only by or on behalf of such person.

10.   Effect of Termination of Employment.

            No option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the option agreement or instrument so provides:

      (a) the option may be exercised within the period of three months after the date the optionee ceases to be an employee of any of the foregoing entities (or within such lesser period as may be specified in the option agreement or instrument);

      (b) if the optionee dies while in the employ of the Company, a Parent Corporation or a Subsidiary or within three months after the optionee ceases to be such an employee, the option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the option agreement or instrument); and


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      (c) if the optionee becomes disabled (within the meaning of Section
22(e)(3) of the Code) while in the employ of the Company, a Parent Corporation or a Subsidiary, the option may be exercised within the period of one year after the date the optionee ceases to be an employee of any of the foregoing entities because of such disability (or within such lesser period as may be specified in the option agreement or instrument); provided, however, that in no event may any option be exercised after the expiration date of the option. For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

11.   Incentive Stock Options.

            Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

      (a) Dollar Limitation.

            (i) The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock with respect to which Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and Subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year.

            (ii) In the event that Section 422A of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph (a) shall be automatically adjusted accordingly.

      (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

            (ii) The option exercise period shall not exceed five years from the date of grant.

            Except as modified by the preceding provisions of this Section 11, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.


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12.   General Restrictions.

      (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

      (b) Compliance With Securities Laws. Each option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13.   Rights as Stockholder.

            The holders of an option shall have no rights as a stockholder with respect to any shares covered by the option for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.   Recapitalization.

            In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any options granted under the Plan. Such adjustment to outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any option or a grant or additional benefits to the holder of an option.


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15.   Reorganization or Change in Control of the Company.

            (a) Reorganization. In case (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or
(iii) of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (x) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon optionees as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to the option immediately before such substitution over the purchase price thereof, or (y) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options; provided, however, that paragraph (b) below shall govern acceleration of options with respect to the events described in clauses (i),
(ii) and (iii) of such paragraph.

            (b) Change in Control. In case of (i) any merger or consolidation (an "Event") involving the Company, if the shareholders of the Company immediately before such Event do not own, directly or indirectly, immediately following such Event, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Event in substantially the same proportion as their ownership of the shares of Common Stock immediately before such Event; (ii) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who was not, on December 2, 1998, a "controlling person" (as defined in Rule 405 under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of over 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company, all outstanding Options, regardless of the date of such Options, shall immediately become exercisable with respect to 100% of the Common Stock subject to such Options.


16.   No Special Employment Rights.


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            Nothing contained in the Plan or in any option granted under the
Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of employment for purposes of this Plan shall be determined by the Board of Directors.

17.   Other Employee Benefits.

            The amount of any taxable income deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

18.   Definition of Subsidiary and Parent Corporation.

      (a) Subsidiary. The term "Subsidiary" as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (b) Parent Corporation. The term "Parent Corporation" as used in the Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one or the other corporations in such chain.

19.   Amendment of the Plan.

            The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without the approval of the stockholders of the Company, the Board of Directors may not (a) materially increase the benefits accruing to individuals who participate in the Plan, (b) materially increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan), or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or


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modify the terms and provisions of the Plan and of any outstanding Incentive
Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422A of the Code.

20.   Withholding.

            The Company's obligation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

21.   Effective Date and Duration of the Plan.

      (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.



                                      Adopted by the Board of Directors on
                                      October 7, 1987; and hereby, as amended on December 9, 1999 (no shareholder action required).


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